SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2016

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2130 N. Lincoln Park West, Suite 8N
Chicago, IL 60614
(Address of principal executive offices)

(773) 698-6047
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
HDS International Corp. has executed agreements with all of the Series B investors, including its control shareholder CMG Holdings Group, Inc. and CEO Vikram Grover, that were part of the Good Gaming funding and asset purchase, to lock-up their investments for a period of one-year from the date of this filing.  Additionally, the Company has negotiated a lock-up agreement for $100,000 of convertible debentures held by Iconic Holdings, LLC for a period of one-year from the date of this filing and has agreements in place to purchase certain debentures held by HGT Capital and SirenGPS at face value so that they may be restructured in the best interests of common shareholders.  Management believes these lock-up agreements show the long-term commitment of these investors to the Company as it enters a new chapter in its evolution into the world’s premiere online destination, social network and tournament platform for amateur eSports enthusiasts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HDS International Corp.

Date:	June 10, 2016	By:	VIKROM GROVER
		Name:	Vikrom Grover
		Title:	President